Exhibit (21)



                        Venturian Corp. and Subsidiaries

                         SUBSIDIARIES OF THE REGISTRANT

                                December 31, 1995



The Company's significant subsidiaries are:


                                                           State or Other
                                                        Jurisdiction in which
         Name                                         Incorporated or Organized
         ----                                         -------------------------

Napco International Inc.                                    Minnesota

PC Express, Inc.                                            Minnesota

Venturian Software, Inc.                                    Minnesota

Napco International Foreign Sales Corporation               U.S. Virgin Islands